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                                   EXHIBIT 24


                       CONSENT OF INDEPENDENT ACCOUNTANTS



  We consent to the incorporation by reference in the registration statements of Brown & Sharpe Manufacturing Company on Form S-8 (File Nos. 2-33676, 2-56821, 2-60398, 2-77219, 2-77575, 2-83637, 2-97935, 33-17831, 33-23601, 33-23603, 33-
  30927, and 33-54496) of our report dated March 29,1995, on our audits of the consolidated financial statements and financial statement schedules of Brown & Sharpe Manufacturing Company as of December 31, 1994 and December 25, 1993, and for each of the three years in the period ended December 31, 1994, which report is included in this Annual Report on Form 10-K.



                                                COOPERS & LYBRAND L.L.P.

  Boston, Massachusetts
  March 29, 1995